UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

Amendment

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Alpha Architect ETF Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

213 Foxcroft Road

Broomall, Pennsylvania 19008

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
Alpha Architect International Quantitative Momentum ETF	Cboe BZX Exchange, Inc.
Alpha Architect U.S. Quantitative Momentum ETF	Cboe BZX Exchange, Inc.
Alpha Architect U.S. Quantitative Value ETF	Cboe BZX Exchange, Inc.
Alpha Architect International Quantitative Value ETF	Cboe BZX Exchange, Inc.
Alpha Architect Value Momentum Trend ETF	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☐

Securities Act Registration file number to which this form relates: 333-195493

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

Each of the Funds listed above (Alpha Architect International Quantitative Momentum ETF, Alpha Architect U.S. Quantitative Momentum ETF, Alpha Architect U.S. Quantitative Value ETF, Alpha Architect International Quantitative Value ETF, and Alpha Architect Value Momentum Trend ETF) is a series of Alpha Architect ETF Trust (the “Registrant”). This filing is being made to update the Funds’ names and the names of exchange on which is class is registered. A description of the Shares is contained in the Prospectus, which is a part of Post-Effective Amendment No.50 to the Registration Statement on Form N-1A (Registration Nos. 333-195493 and 811-811-22961), filed with the Securities and Exchange Commission on January 25, 2021. Such description is incorporated by reference herein.

The series to which this filing relates and its IRS Employer Identification Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
Alpha Architect International Quantitative Momentum ETF	47-4780392
Alpha Architect U.S. Quantitative Momentum ETF	47-4762589
Alpha Architect U.S. Quantitative Value ETF	47-1477733
Alpha Architect International Quantitative Value ETF	47-2362306
Alpha Architect Value Momentum Trend ETF	82-0794573

Item 2. Exhibits

A.	Registrant’s Certificate of Trust dated October 10, 2013 is incorporated herein by reference to Exhibit (a)(2) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-195493; 811-22961), as filed with the SEC via EDGAR on April 25, 2014 (Accession Number: 0001582816-14-000206).

B.	Registrant’s Certificate of Amendment to the Certificate of Trust dated April 17, 2014 is incorporated herein by reference to Exhibit (a)(3) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-195493; 811-22961), as filed with the SEC via EDGAR on April 25, 2014 (Accession Number: 0001582816-14-000206).

C.	Registrant’s Agreement and Declaration of Trust dated July 18, 2014 is incorporated herein by reference to Exhibit (a)(1) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-195493; 811-22961), as filed with the SEC via EDGAR on October 17, 2014 (Accession Number: 0001582816-14-000543).

D.	Registrant’s By-Laws dated July 18, 2014 are incorporated herein by reference to Exhibit (b)(1) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-195493; 811-22961), as filed with the SEC via EDGAR on October 17, 2014 (Accession Number: 0001582816-14-000543).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Alpha Architect ETF Trust
October 1, 2021

/s/ Patrick R. Cleary
Patrick R. Cleary
Secretary

3